RESULTS OF THE SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED)

A special meeting of shareholders of the Green Century
Balanced Fund and the Green Century Equity Fund was held on
March 15 2006 to consider the proposals below. Each proposal was approved. Shareholders of record as of December 19 2005 were entitled to vote. The results of the vote at the meeting were as follows

1. To elect Trustees of the Funds
			Affirmative	Withheld   Total
John Comerford		2424464		135995	   2560459
David J. Fine		2425471		134988	   2560459
Douglas M. Husid	2420978		139480	   2560459
Stephen J. Morgan	2428037		132422	   2560459
C. William Ryan		2420501		139958	   2560459
James H. Starr		2427445		133014	   2560459
Douglas H. Phelps	2428357		132102	   2560459
Wendy Wendlandt		2435272		125187	   2560459


Proposal 1 breakdown by Fund

Balanced Fund
Affirmative	Withheld	Total
1570886.264	92396.837	1663283.101	94.445%
1569700.522	93582.579	1663283.101	94.374%
1566467.414	96815.687	1663283.101	94.179%
1572566.895	90716.206	1663283.101	94.546%
1566888.938	96394.163	1663283.101	94.205%
1573180.406	90102.695	1663283.101	94.583%
1574059.207	89223.894	1663283.101	94.636%
1577472.894	85810.207	1663283.101	94.841%

Equity Fund
Affirmative	Withheld	Total
853577.657	43598.115	897175.772	95.141%
855770.841	41404.931	897175.772	95.385%
854511.071	42664.701	897175.772	95.245%
855470.332	41705.440	897175.772	95.351%
853612.406	43563.366	897175.772	95.144%
854264.322	42911.450	897175.772	95.217%
854297.585	42878.187	897175.772	95.221%
857798.687	39377.085	897175.772	95.611%


2. To approve a new investment subadvisory agreement with Trillium Asset Management Corporation for the Balanced Fund

Affirmative	Against		Abstain
1314343		40907		108557

Broker Non-Votes        Total
199476                  1663283   	     79.021%


3. To authorize the Trustees to adopt a new Declaration of Trust for the Funds with respect to


3A. The Reorganization of the Trust or any Fund or any class of shares

Fund	        Affirmative   Against    Abstain
Balanced Fund	1218078	      113539     132190
Equity Fund	633435	      48622      59318

		Broker Non-Votes     Total
Balanced Fund	199476               1663283       73.233%
Equity Fund     155800    	     897176        70.603%

3B. Future amendments

Fund	        Affirmative   Against    Abstain
Balanced Fund	1214199	      116195     133412
Equity Fund	630941	      50527      59908

                Broker Non-Votes     Total
Balanced Fund   199476     	     1663283       73.000%
Equity Fund     155800               897176        70.325%


3C. Investment in other investment companies

Fund	        Affirmative   Against    Abstain
Balanced Fund	1242334	      89074      132399
Equity Fund	633376	      48427      59572

                Broker Non-Votes     Total
Balanced Fund   199476             1663283         74.692%
Equity Fund     155800             897176          70.597%

3D. Redemptions

Fund	        Affirmative   Against    Abstain
Balanced Fund	1208554	      110090     145163
Equity Fund	633526	      45116      62734

                Broker Non-Votes     Total
Balanced Fund   199476               1663283       72.661%
Equity Fund     155800               897176        70.613%

3E. Dollar-weighted voting

Fund	        Affirmative   Against    Abstain
Balanced Fund	1212834	      109075     141898
Equity Fund	633549	      47730      60096

                Broker Non-Votes     Total
Balanced Fund   199476               1663283       72.918%
Equity Fund     155800               897176        70.616%

3F. Other changes

Fund	        Affirmative   Against    Abstain
Balanced Fund	1184527       120401     158879
Equity Fund	628082	      47878      65416


                Broker Non-Votes     Total
Balanced Fund   199476               1663283       71.216%
Equity Fund     155800               897176        70.007%

4. To approve changes to and the elimination of certain fundamental investment policies of the Balanced Fund with respect to

					Affirmative	Against
4A. Borrowing				1187165		121544
4B. Purchasing securities on margin	1169914		137501
4C. Lending				1191923		108068
4D. Real estate and commodities		1184726		115234
4E. Engaging in short sales		1168420		130916
4F. Senior securities			1216207		92258
4G. Underwriting securities		1212508		97323
4H. Concentration			1206350		100762

					Abstain		Broker
					               Non-Votes
4A. Borrowing				155098		199476
4B. Purchasing securities on margin     156391		199476
4C. Lending 				163816		199476
4D. Real estate and commodities		163847		199476
4E. Engaging in short sales		164471		199476
4F. Senior securities			155342		199476
4G. Underwriting securities		153976		199476
4H. Concentration			156695		199476

					Total
4A. Borrowing				1663283	   71.375%
4B. Purchasing securities on margin	1663283	   70.338%
4C. Lending				1663283	   71.661%
4D. Real estate and commodities		1663283	   71.228%
4E. Engaging in short sales		1663283	   70.248%
4F. Senior securities			1663283	   73.121%
4G. Underwriting securities		1663283	   72.898%
4H. Concentration			1663283	   72.528%

5. To approve changes to and the elimination of certain fundamental investment policies of the Equity Fund with respect to
					Affirmative	Against
5A. Borrowing				624006		44419
5B. Purchasing securities on margin	616420		51399
5C. Lending				623957		44497
5D. Real estate and commodities		625211		43427
5E. Engaging in short sales		617729		49761
5F. Senior securities			636030		31832
5G. Underwriting securities		631965		36823
5H. Concentration			631457		31123
5I. Writing Put or Call Options		619317		48178
5J. Illiquid Securities			625245		41409
5K. Diversification			634449		34233

					Abstain		Broker
						       Non-Votes
5A. Borrowing				72951		155800
5B. Purchasing securities on margin	73556		155800
5C. Lending				72922		155800
5D. Real estate and commodities		72739		155800
5E. Engaging in short sales		73885		155800
5F. Senior securitie			73513		155800
5G. Underwriting securities		72588		155800
5H. Concentration			78795		155800
5I. Writing Put or Call Options		73881		155800
5J. Illiquid Securities			74722		155800
5K. Diversification			72694		155800

					Total
5A. Borrowing				897176	  69.552%
5B. Purchasing securities on margin	897176	  68.707%
5C. Lending				897176	  69.547%
5D. Real estate and commodities		897176	  69.687%
5E. Engaging in short sales		897176	  68.853%
5F. Senior securitie			897176	  70.893%
5G. Underwriting securities		897176	  70.439%
5H. Concentration			897176	  70.383%
5I. Writing Put or Call Options		897176	  69.030%
5J. Illiquid Securities			897176	  69.690%
5K. Diversification			897176	  70.716%

6. To authorize the Trustees to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of shareholders

		Affirmative	Against	  Abstain   Broker
		                                   Non-Votes
Balanced Fund	1152411		187332	  124065    199476
Equity Fund	619511		64746	  57118	    155800

		  Total
Balanced Fund	  1663283     69.285%
Equity Fund	  897176      69.051%